Filed Pursuant To Rule 433

Registration No. 333-275079

October 20, 2023

GBTC

Type GBTC into your investment account today

GBTC The world's largest Bitcoin fund

symbol: GBTC Grayscale Bitcoin Trust

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here

Invest now

Filed Pursuant To Rule 433

Registration No. 333-275079

October 20, 2023

GBTC

Type GBTC into your investment account today

GBTC The world's largest Bitcoin fund

symbol: GBTC Grayscale Bitcoin Trust

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here

Invest now

GBTC

Type GBTC into your investment account today

GBTC The world's largest Bitcoin fund

symbol: GBTC Grayscale Bitcoin Trust

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here

Invest now

Filed Pursuant To Rule 433

Registration No. 333-275079

October 20, 2023

Type GBTC into your investment account today

GBTC The world's largest Bitcoin fund

symbol: GBTC Grayscale Bitcoin Trust

GBTC Grayscale Bitcoin Trust Bitcoin investing begins here

Invest now

Investing involves risks and possible loss of principal. Grayscale Bitcoin Trust (GBTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by emailing info@grayscale.com or by contacting Grayscale Securities, LLC 290 Harbor Drive, Stamford, CT 06902.